FORM 8-A

Securities & Exchange Commission

Washington, D.C. 20549

For Registration of Certain Classes of Securities

Pursuant to Section 12(g) of the

Securities and Exchange Act of 1934

First Community Bank Corporation of America

(Exact name of registrant as specified in its charter)

Florida	65-0623023
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

9001 Belcher Road, Pinellas Park, FL	33782
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

N/A	N/A

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates: 333-104342 if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock, $0.10 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions contained under the headings “Description of Capital Stock” and “Anti-Takeover Provisions” on page 57 in First Community Bank Corporation of America’s (“First Community”) Registration Statement filed with the Securities and Exchange Commission (“SEC”) on April 7, 2003, are hereby incorporated by reference into this Registration Statement.

Item 2. Exhibits.

The following exhibits are filed with the SEC and are incorporated by reference into this Registration Statement. The exhibits which are denominated by an (a) were previously filed as a part of a Registration Statement on Form SB-2 for First Community with the SEC on April 7, 2003, File No. 333-104342. The exhibits which are denominated by a (b) were previously filed as a part of Amendment No. 1 to Form SB-2, filed with the SEC on May 8, 2003.

Exhibit Number	Description of Exhibit
1.1a	Form of Sales Agent Agreement
3.1a	Amended and Restated Articles of Incorporation
3.2a	Bylaws
4.1a	Specimen Common Stock Certificate
4.2a	Stock Order Form
4.3a	Warrant Certificate
5.1a	Opinion of Igler & Dougherty, P.A.
5.2b	Amended Opinion of Igler & Dougherty, P.A.
10.1b	Employment Agreement of Kenneth P. Cherven
10.2a	First Amended and Restated Non-Employee Director Stock Option Plan
10.3a	Long-Term Incentive Plan
10.4a	Incentive Compensation Plan
10.5a	Form of Escrow Agreement
10.6b	Audit Committee Charter

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) First Community Bank Corporation of America (Date) July 10, 2003 (By) /s/ Kenneth P. Cherven Kenneth P. Cherven President and Chief Executive Officer